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                                  EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-31468 of AirNet Communications Corporation on Form S-8 of our report dated March 27, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph related to substantial doubt about the Company's ability to continue as a going concern), appearing in the Annual Report on Form 10-K of AirNet Communications Corporation for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP

Orlando, Florida
April 1, 2002.